EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in amendment No. 1 to this Registration Statement on Form SB-2 filed with the Securities and Exchange Commission, Form MHC-1, and Form MHC-2 filed with the Office of Thrift Supervision of our report dated October 22, 2003 on the financial statements of Citizens Community Federal for the years ended September 30, 2003 and 2002. We also consent to the references to us under the headings "Citizens Community Federal's Reorganization - Tax Effects of the Conversion", "Experts", and "Legal and Tax Opinions" in amendment No. 1 to this Registration Statement on Form SB-2, MHC-1, and MHC-2.

                                                                                           /s/ Wipfli LLP

                                                                                           Wipfli LLP

Chippewa Falls, Wisconsin
February 2, 2004